Exhibit 99

PRESS RELEASE

For Release:	April 30, 2013
Nasdaq:	MFNC
Contact:	Ernie R. Krueger (906)341-7158
Website:	www.bankmbank.com

MACKINAC FINANCIAL CORPORATION

REPORTS FIRST QUARTER 2013 RESULTS

Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”), today announced first quarter 2013 income of $.676 million or $.12 per share compared to net income of $.498 million, or $.12 per share for the first quarter of 2012.  The Corporation’s primary asset, mBank, recorded net income of $1.006 million for the first quarter of 2013 compared to $.800 million in 2012.  The first quarter 2013 results include a provision for loan losses of $.375 million compared to $.495 million for the same period in 2012.  Total assets of the Corporation at March 31, 2013 were $541.896 million, up 6.99 % from the $506.496 million reported at March 31, 2012.

Shareholders’ equity at March 31, 2013 totaled $73.039 million, compared to $56.095 million on March 31, 2012, an increase of $16.944 million.  Book value of common shareholders’ equity was $11.16 per share at March 31, 2013 compared to $13.19 per share at March 31, 2012. The increase in equity, between periods, includes the issuance of 2.138 million shares of common stock in August 2012 for net proceeds of $11.6 million. Weighted average shares outstanding totaled 5,559,859 shares in 2013 first quarter compared to 3,419,736 for the same period in 2012.

Some highlights for the first quarter include:

•                  New loan production of $39.8 million which encompassed $15.6 million of new commercial originations and $24.2 million of consumer loans predominantly mortgage related. The Upper Peninsula region accounted for $27.4 million of the new production with the Northern Lower Peninsula equating to $10.4 million and Southeast Michigan $2.0 million.

•                  Secondary mortgage loan income of $.299 million, compared to $.298 million in the first quarter of 2012.

•                  Stable net interest margin holding up well at 4.18% compared to 4.17% for the first quarter of 2012.

•                  Improved credit quality with a Texas Ratio of 9.90% compared to 16.84% one year ago.

Loans and Non-performing Assets

Total loans at March 31, 2013 were $454.051 million, a 9.57% increase from the $414.402 million at March 31, 2012 and up $4.874 million from year-end 2012 total loans of $449.177 million.  Commenting on new loan production and overall loan growth, Kelly W. George, President and CEO of mBank stated, “We are still seeing good loan opportunities in all of our markets but have lost some transactions given interest rates and credit structures that did not work for our balance sheet and credit parameters. These were primarily in Southeast Michigan this quarter but all markets are experiencing highly competitive fixed rate commercial loan pricing. In addition, and consistent with previous years given the seasonality of our business primarily in the North, the extended winter and cold has delayed some economic progress for construction projects and just general borrowers overall ability to purchase and/or develop various commercial real estate transactions. We remain encouraged in the North with the 1-4 family mortgage lending activity continuing during this traditional slow period which should bode well for increased lending activities as we enter our peak mortgage lending periods within the late second and third quarters. Our pipeline remains strong too with already funded and waiting to be adjudicated SBA transactions which will lead to increased balance sheet growth and non-interest income generation in the next several quarters.”

Nonperforming loans totaled $3.833 million, .84% of total loans at March 31, 2013 compared to $6.857 million, or 1.65% of total loans at March 31, 2012 and down $.854 million from December 31, 2012.  Nonperforming assets were reduced by $2.693 million from a year ago and stood at 1.41% of total assets and equated to $7.7 million.  Total loan delinquencies greater than 30 days resided at .50 % or $2.266 million.  George, commenting on credit quality, stated, “Our overall loan portfolio and corresponding risk tolerance metrics continue to perform well with no material adverse items to note for this quarter. We remain diligent on overall new origination structures to not stretch our comfort zone for new loans, and we continue to timely identify any problems so they can be evaluated and actions plans put in place to either rehabilitate the credit or exit it from the bank. All remaining ORE properties continue to be assessed prudently for collateral valuations and we are confident in their current carrying levels.”

Margin Analysis

Net interest margin in the first quarter of 2013 increased to $5.156 million, 4.18%, compared to $4.763 million, or 4.17%, in the first quarter of 2012.  The interest margin increase was largely due to decreased overall funding costs.  George stated, “We expect some margin pressure as we progress through the year due to increased competition on pricing for new loans and renewals which as noted above stunted our new loan growth this quarter. This resulted in our decision also to operate a little thinner on the liquidity side until the loan pipeline fully picked up given the seasonality of our business. We also remain timely in monitoring the liability side of the balance sheet by making any adjustments to our deposits rates based on market conditions to ensure we are maximizing our ability to maintain our interest spread.”

Deposits

Total deposits of $425.236 million at March 31, 2013 increased by 3.19% from deposits of $412.088 million on March 31, 2012, however total deposits on March 31, 2013 were down $9.321 million from year-end 2012 deposits of $434.557 million.  The overall decrease in deposits for the first three months of 2013 from year end is comprised of a decrease in core deposits, mostly in transactional accounts due to seasonal and some onetime cash needs of some of our larger commercial client relationships. George, commenting on core deposits, stated, “We have seen very good core deposit growth over the past several years and expect to see continued growth as we expand our customer relationships and also when our tourism season comes into full swing in later May. This continued low interest rate environment has impacted client decisions to remain in shorter term certificates or more liquid accounts as they wait out this period for increases in longer term fixed rate deposits.”

Noninterest Income/Expense

Noninterest income, at $.758 million in the first quarter of 2013, increased $.152 million from the first quarter 2012 level of $.606 million with the largest drivers of this income coming from the secondary market mortgage area, which totaled $.299 million in the first quarter.  Noninterest expense, at $4.311 million in the first quarter of 2013, increased $.477 million, or 12.44% from the first quarter of 2012. The largest increase from the first quarter of 2012 was in salaries and benefits which reflect several needed staff additions to augment lending/operational controls and sales throughout that 12 month period, and our customary salary and benefit annual awards for overall staff retention and incentive culture. The Corporation continues to look for ways to control costs and remains below peer levels in terms of salary and benefits as a percentage of total assets residing at 1.58%.

Assets and Capital

Total assets of the Corporation at March 31, 2013 were $541.896 million, up 6.99% from the $506.496 million reported at March 31, 2012 and down $4.084 million from the $545.980 million of total assets at year-end 2012. The decrease in assets was primarily due to a decrease in liquidity, as we experienced some seasonal deposit outflows and funded loan growth from cash on hand.  Common shareholders’ equity at March 31, 2012 totaled $62.039 million, or $11.16 per share, compared to $45.119 million, or $13.19 per share on March 31, 2012. This decrease in book value between periods reflects the impact of our 2012 capital raise when we issued 2.138 million shares of common stock for net proceeds of $11.6 million. The

Corporation and the Bank are both “well-capitalized” with Tier 1 Capital at the Corporation of 12.23% and 9.95% at the Bank.

Paul D. Tobias, Chairman and Chief Executive Officer, concluded, “We are pleased with our first quarter operating results.   Looking forward, we expect to complete our recently announced plan to redeem $7 million of our $11 million outstanding preferred stock early in the second quarter. This redemption was contemplated when we issued stock in August 2012, and we will redeem the balance of our preferred prior to the contractual increase in rate from the current 5% to 9% which would otherwise occur in  April 2014.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $500 million and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan.  The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2013	2012	2012
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$541,896	$545,980	$506,496
Loans	454,051	449,177	414,402
Investment securities	48,556	43,799	36,788
Deposits	425,236	434,557	412,088
Borrowings	40,925	35,925	35,997
Common Shareholders’ Equity	62,039	61,448	45,119
Shareholders’ equity	73,039	72,448	56,095

Selected Statements of Income Data:
Net interest income	$5,156	$19,824	$4,763
Income before taxes and preferred dividend	1,228	6,165	1,040
Net income	676	6,458	498
Income per common share - Basic	.12	1.51	.12
Income per common share - Diluted	.12	1.51	.11
Weighted average shares outstanding	5,559,859	4,285,043	3,419,736
Weighted average shares outstanding- Diluted	5,559,859	4,285,043	3,524,953

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.18%	4.17%	4.17%
Efficiency ratio	72.65	67.95	71.01
Return on average assets	.51	1.23	.40
Return on average common equity	4.47	12.43	4.53
Return on average equity	3.79	10.26	3.62

Average total assets	$541,279	$526,740	$503,412
Average common shareholders’ equity	61,238	51,978	44,229
Average total shareholders’ equity	72,238	62,939	55,418
Average loans to average deposits ratio	104.63%	99.45%	98.73%

Common Share Data at end of period:
Market price per common share	$9.21	$7.09	$7.00
Book value per common share	$11.16	$11.05	$13.19
Common shares outstanding	5,557,859	5,559,859	3,419,736

Other Data at end of period:
Allowance for loan losses	$5,037	$5,218	$5,382
Non-performing assets	$7,658	$7,899	$10,351
Allowance for loan losses to total loans	1.11%	1.16%	1.30%
Non-performing assets to total assets	1.41%	1.47%	2.04%
Texas ratio	9.90%	10.25%	16.96%

Number of:
Branch locations	11	11	11
FTE Employees	126	121	114

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	March 31,
	2013	2012	2012
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$12,598	$26,958	$16,912
Federal funds sold	3	3	14,000
Cash and cash equivalents	12,601	26,961	30,912

Interest-bearing deposits in other financial institutions	10	10	10
Securities available for sale	48,556	43,799	36,788
Federal Home Loan Bank stock	3,060	3,060	3,060

Loans:
Commercial	345,032	342,841	318,810
Mortgage	97,216	95,413	81,953
Consumer	11,803	10,923	13,639
Total Loans	454,051	449,177	414,402
Allowance for loan losses	(5,037)	(5,218)	(5,382)
Net loans	449,014	443,959	409,020

Premises and equipment	10,587	10,633	9,774
Other real estate held for sale	3,825	3,212	3,494
Deferred tax asset	8,726	9,131	7,958
Other assets	5,517	5,215	5,480

TOTAL ASSETS	$541,896	$545,980	$506,496

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$57,547	$67,652	$52,470
NOW, money market, interest checking	161,445	155,465	151,614
Savings	13,273	13,829	13,601
CDs<$100,000	130,646	135,550	137,501
CDs>$100,000	24,619	24,355	24,066
Brokered	37,706	37,706	32,836
Total deposits	425,236	434,557	412,088

Borrowings:
Fed funds purchased	5,000	—	—
FHLB and other	35,925	35,925	35,997
Total borrowings	40,925	35,925	35,997
Other liabilities	2,696	3,050	2,316
Total liabilities	468,857	473,532	450,401

SHAREHOLDERS’ EQUITY:
Preferred stock - No par value:
Authorized 500,000 shares, Issued and outstanding - 11,000 shares	11,000	11,000	10,976
Common stock and additional paid in capital - No par value
Authorized - 18,000,000 shares
Issued and outstanding - 5,557,859; 5,559,859; and 3,419,736 shares respectively	53,888	53,797	43,525
Retained earnings	7,181	6,727	990
Accumulated other comprehensive income	970	924	604

Total shareholders’ equity	73,039	72,448	56,095

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$541,896	$545,980	$506,496

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2013	2012
	(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$5,889	$5,580
Tax-exempt	27	32
Interest on securities:
Taxable	240	264
Tax-exempt	7	7
Other interest income	31	25
Total interest income	6,194	5,908

INTEREST EXPENSE:
Deposits	877	983
Borrowings	161	162
Total interest expense	1,038	1,145

Net interest income	5,156	4,763
Provision for loan losses	375	495
Net interest income after provision for loan losses	4,781	4,268

OTHER INCOME:
Deposit service fees	162	194
Income from secondary market loans sold	299	298
SBA/USDA loan sale gains	109	—
Mortgage servicing income	103	85
Other	85	29
Total other income	758	606

OTHER EXPENSE:
Salaries and employee benefits	2,306	1,975
Occupancy	382	345
Furniture and equipment	270	228
Data processing	265	228
Professional service fees	225	180
Loan and deposit	73	141
Writedowns and losses on other real estate held for sale	2	11
FDIC insurance assessment	105	159
Telephone	82	55
Advertising	104	98
Other	497	414
Total other expenses	4,311	3,834

Income before provision for income taxes	1,228	1,040
Provision for income taxes	415	349

NET INCOME	813	691

Preferred dividend and accretion of discount	137	193

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$676	$498

INCOME PER COMMON SHARE:
Basic	$.12	$.12
Diluted	$.12	$.11

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	March 31,	December 31,	March 31,
	2013	2012	2012
	(Unaudited)	(Unaudited)	(Unaudited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$94,828	$95,151	$78,769
Hospitality and tourism	42,733	40,787	33,452
Lessors of residential buildings	13,162	12,672	15,460
Insurance agencies and brokerages	11,854	12,128	11,302
Gasoline stations and convenience stores	11,201	11,393	11,872
Other	154,959	153,481	145,839
Total Commercial Loans	328,737	325,612	296,694

1-4 family residential real estate	89,629	87,948	81,953
Consumer	11,803	10,923	8,524
Construction
Commercial	16,295	17,229	22,116
Consumer	7,587	7,465	5,115
Total Loans	$454,051	$449,177	$414,402

Credit Quality (at end of period):

	March 31,	December 31,	March 31,
	2013	2012	2012
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$3,833	$4,687	$4,457
Loans past due 90 days or more	—	—	—
Restructured loans	—	—	2,400
Total nonperforming loans	3,833	4,687	6,857
Other real estate owned	3,825	3,212	3,494
Total nonperforming assets	$7,658	$7,899	$10,351
Nonperforming loans as a % of loans	.84%	1.04%	1.65%
Nonperforming assets as a % of assets	1.41%	1.45%	2.04%
Reserve for Loan Losses:
At period end	$5,037	$5,218	$5,382
As a % of average loans	1.12%	1.24%	1.30%
As a % of nonperforming loans	131.41%	111.33%	78.49%
As a % of nonaccrual loans	131.41%	111.33%	120.75%
Texas Ratio	9.90%	10.25%	16.96%

Charge-off Information (year to date):
Average loans	$449,065	$422,440	$380,066
Net charge-offs	$364	$978	$429
Charge-offs as a % of average loans, annualized	.32%	.23%	.45%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
BALANCE SHEET (Dollars in thousands)

Total loans	$454,051	$449,177	$433,958	$419,453	$414,402
Allowance for loan losses	(5,037)	(5,218)	(5,186)	(5,083)	(5,382)
Total loans, net	449,014	443,959	428,772	414,370	409,020
Total assets	541,896	545,980	551,117	524,366	506,496
Core deposits	362,911	372,496	372,500	357,933	355,186
Noncore deposits (1)	62,325	62,061	66,863	67,448	56,902
Total deposits	425,236	434,557	439,363	425,381	412,088
Total borrowings	40,925	35,925	35,925	35,997	35,997
Common shareholders’ equity	62,039	61,448	61,945	49,352	45,119
Total shareholders’ equity	73,039	72,448	72,945	60,352	56,095
Total shares outstanding	5,557,859	5,559,859	5,559,859	3,419,736	3,419,736
Weighted average shares outstanding	5,559,859	5,559,859	4,722,029	3,419,736	3,419,736

AVERAGE BALANCES (Dollars in thousands)

Assets	$541,279	$545,661	$545,788	$511,681	$503,412
Loans	449,065	438,168	424,461	422,887	404,048
Deposits	429,174	433,573	439,327	452,655	409,250
Common Equity	61,238	61,936	56,327	44,927	44,469
Equity	72,238	72,936	67,327	55,915	55,418

INCOME STATEMENT (Dollars in thousands)

Net interest income	$5,156	$5,112	$4,930	$5,019	$4,763
Provision for loan losses	375	150	150	150	495
Net interest income after provision	4,781	4,962	4,780	4,869	4,268
Total noninterest income	758	983	1,149	1,305	606
Total noninterest expense	4,311	4,349	4,367	4,207	3,834
Income before taxes	1,228	1,596	1,562	1,967	1,040
Provision for income taxes	415	536	528	(2,335)	349
Net income	813	1,060	1,034	4,302	691
Preferred dividend expense	137	138	137	161	193
Net income (loss) available to common shareholders	$676	$922	$897	$4,141	$498

PER SHARE DATA

Earnings	$.12	$.21	$.21	$.97	$.12
Book value per common share	11.16	11.05	11.14	14.43	13.19
Market value, closing price	9.21	7.09	7.60	5.99	7.00

ASSET QUALITY RATIOS

Nonperforming loans/total loans	.84%	1.07%	1.23%	1.28%	1.65%
Nonperforming assets/total assets	1.41	1.47	1.61	1.70	2.04
Allowance for loan losses/total loans	1.11	1.16	1.20	1.21	1.30
Allowance for loan losses/nonperforming loans	131.41	108.96	96.99	94.57	78.49
Texas ratio (2)	9.90	10.25	11.35	13.70	16.96

PROFITABILITY RATIOS

Return on average assets	.51%	.67%	.65%	3.21%	.40%
Return on average common equity	4.47	5.93	6.33	36.57	4.53
Return on average equity	3.79	5.03	5.29	29.39	3.62
Net interest margin	4.18	4.11	4.10	4.30	4.17
Efficiency ratio	72.65	70.52	67.29	63.61	71.01
Average loans/average deposits	104.63	99.45	96.62	101.50	98.73

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	12.23%	11.98%	10.16%	9.95%	10.08%
Tier 1 capital to risk weighted assets	13.98	13.81	12.87	11.55	11.62
Total capital to risk weighted assets	15.06	14.93	14.12	12.80	12.87
Average equity/average assets	13.16	13.37	10.93	11.01	11.33
Tangible equity/tangible assets	13.36	13.17	13.15	11.42	11.00

(1)  Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

(2) Texas ratio equals nonperforming assets divided by shareholders’ equity plus allowance for loan losses

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS